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                                 VISTANA, INC.
                           8801 VISTANA CENTRE DRIVE
                            ORLANDO, FLORIDA  32821

                                 March 4, 1999

Mr. Charles E. Harris
3339 Northglenn Drive
Orlando, Florida 32806

     Re:  Second Amendment to Employment Agreement
          ----------------------------------------

Dear Charlie:

     Attached hereto is a revised Schedule B to the Employment Agreement dated December 27, 1996 and amended as of May 28, 1998 between Vistana, Inc. and you which incorporates the adjustment to your Base Salary and Annual Bonus Amount for the 1999 fiscal year approved by the Compensation Committee at its February meeting.

     Please carefully review the enclosed Schedule B to confirm the accuracy thereof. If the enclosed Schedule B is accurate, please execute the enclosed copy of this letter in the space provided below and return it to the undersigned, whereupon the enclosed Schedule B will be substituted for the
existing Schedule B.   Please keep your copy of this letter and revised Schedule
B with your own copy of your Employment Agreement.

                                        Very truly yours,

                                        VISTANA, INC.


                                        By:   /s/ Jeffrey A. Adler
                                              _________________________
                                        Name:     Jeffrey A. Adler
                                        Title:    President

Enclosure

ACKNOWLEDGED AND CONFIRMED:


      /s/ Charles E. Harris
______________________________
Name:     Charles E. Harris
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                                  SCHEDULE B
                                  ----------

                             Employee Compensation
                             ---------------------
                      (Revised Effective January 1, 1999)

1.   Employee Name: Charles E. Harris
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2.   Base Salary:   $408,500.
     -----------

3.   Formula Salary: Ninety-five percent (95%) of the annual salary payable for
     --------------
     the applicable calendar year to the Chief Executive Officer of the Company or, if the Company then has more than one Chief Executive Officer, the Chief Executive Officer having the highest annual salary.

4.   Annual Bonus Amount: Up to 80% of Adjusted Base Salary; Formula to
     -------------------
     approximate that of other senior executive officers; provided; however,
                                                          --------  -------
     that for each of the calendar years 1998 and 1999, the aggregate of Employee's Adjusted Base Salary and Annual Bonus Amount shall not be less than $500,000.

5.   Severance Amount: The product of (i) the greater of (x) 120% of Employee's
     ----------------
     Adjusted Base Salary as of the Termination Date and (y) $500,00, multiplied by (ii) two.

6.   Monthly Severance Payment: The quotient of (i) the Severance Amount
     -------------------------
     determined in accordance with Item No. 5 above, divided by (ii) 24.

7.   Transition Payment: The greater of (i) Employee's Adjusted Base Salary as
     ------------------
     of the Termination Date and (ii) $500,000.

8.   Change in Control Amount: The product of (i) three, multiplied by (ii) the
     ------------------------
     sum of (x) Employee's Adjusted Base Salary as of the effective date of the Change in Control and (y) the Annual Bonus Amount paid or payable to Employee for the calendar year immediately preceding the year in which the Change in Control occurs (or, if such amount is higher, the Annual Bonus Amount paid or payable to Employee for the calendar year in which the Change in Control occurs); plus, with respect to any portion of the Change in Control Amount, and any other amount which constitutes an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 (or any other amended or successor

                                      B-1
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     provision thereto) (including, without limitation, any amounts attributable to the value of stock options granted to Employee by the Company or by the Controlling Shareholders that became accelerated or vested as a result of such Change in Control), that is subject to the tax imposed pursuant to
     Section 4999 of the Internal Revenue Code of 1986 (or any other amended or successor provision thereto) (the "Excise Tax"), an amount (the "Gross-Up Amount") that, after reduction of the amount of such Gross-Up Amount for all federal, state and local tax to which the Gross-Up Amount is subject (including the Excise Tax to which the Gross-Up Amount is subject), is equal to the amount of the Excise Tax to which such Change in Control Amount, or other amount constituting an "excess parachute payment," is subject. For purposes of determining the amount of any Gross-Up Amount, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of residence of Employee on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

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